Agreement and Plan of Reorganization

                                  by and among

                             VIABLE RESOURCES, INC.
                              a Nevada corporation

                           STATMON TECHNOLOGIES CORP.
                             a Delaware corporation

                 RONALD SHOGREN, MICHAEL BUTLER, PHILIP G. HINDS
                                       and

                 THE SHAREHOLDERS OF STATMON TECHNOLOGIES CORP.


                               dated: May 16, 2002

                      AGREEMENT AND PLAN OF REORGANIZATION

                             VIABLE RESOURCES, INC.
                                       and
                           STATMON TECHNOLOGIES CORP.

     This Agreement and Plan of Reorganization ("Agreement"), dated as of May 16, 2002, among VIABLE RESOURCES, INC. ("VBL"), a Nevada Corporation, Statmon Technologies Corp. ("STC"), a Delaware Corporation, Ronald Shogren, Michael Butler, Philip G. Hinds (collectively, the "Principals") and the shareholders of Statmon Technologies Corp. who are signatories hereto ("STC Shareholders").


                              W I T N E S S E T H:

         A. WHEREAS, STC and VBL are corporations duly organized under the laws of the State of Delaware and Nevada, respectively.

         B. Plan of Reorganization. The STC Shareholders are the owners of all of the issued and outstanding common stock of STC. All of the issued and outstanding stock of STC owned by the STC Shareholders shall be acquired by VBL in exchange solely for its voting stock. For federal income tax purposes it is intended that this exchange shall qualify as a reorganization within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. Exchange of Securities. VBL and the STC Shareholders agree that (i) all of the common shares owned by the STC Shareholders shall be exchanged on a one for one basis for common stock of VBL (after giving effect to the one for 16 reverse split consummated prior to the date hereof and discussed in Section 5.9 herein) and (ii) all of the options and warrants to purchase common shares of STC, a schedule of which is attached hereto as Schedule B, which are issued and outstanding shall be exchanged for options and warrants to purchase an equal number of common shares of VBL subject to equivalent terms and conditions as set forth in each of the respective option agreements and warrant agreements to purchase common shares of STC. The VBL shares, on the closing date, shall be delivered ratably to the individual shareholders in exchange for their STC shares as set forth on Schedule A attached hereto.

         D. WHEREAS, the parties hereto wish to enter into this Agreement, pursuant to the provisions of the Nevada Business Corporation Act.

         NOW, THEREFORE, it is agreed among the parties as follows:

                                    ARTICLE I

                                The Consideration

         1.1 Subject to the conditions set forth herein on the "Effective Date" (as herein defined), (i) the STC Shareholders shall exchange all of their common shares of STC on a one for one basis for common stock of VBL (after giving effect to the one for 16 reverse split consummated prior to the date hereof and discussed in Section 5.9 herein) and (ii) all of the options and warrants to purchase common shares of STC, a schedule of which is attached hereto as Schedule B, which are issued and outstanding shall be exchanged for options and warrants to purchase an equal number of common shares of VBL subject to equivalent terms and conditions as set forth in each of the respective option agreements and warrant agreements to purchase common shares of STC. The transactions contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as practicable after approval of this exchange by the STC Shareholders and compliance with Section 14(f) of the Securities and Exchange Act of 1934, except that such transaction must be completed on or before June 30, 2002, or this Agreement shall expire unless extended in writing.

         On the Closing Date, all of the documents to be furnished to VBL and STC, including the documents to be furnished pursuant to Articles VII and VIII of this Agreement, shall be delivered to M.A. Littman, to be held in escrow until the Effective Date or the date of termination of this Agreement, whichever first occurs, and thereafter shall be promptly distributed to the parties as their interests may appear.

         1.2 At the Effective Date, STC shall become a subsidiary of VBL. STC's shareholders shall receive pro rata shares of $.0001 par value voting common stock as follows:

                  VBL shall issue to the STC Shareholders one share of VBL common stock in exchange for each share of STC common stock owned by such STC Shareholder.

         1.3 If this Agreement is duly adopted by the holders of the requisite number of shares of STC, in accordance with the applicable laws and subject to the other provisions hereof, such documents as may be required by law to accomplish the Agreement shall be filed as required by law to effectuate same, and it shall become effective. The time of filing the last document required by law shall be the Effective Date for the Agreement. For accounting purposes, the Agreement shall be effective as of 12:01 a.m., on the last day of the month preceding the Closing Date.


                                   ARTICLE II

                         Issuance and Exchange of Shares

         2.1 Upon the terms and subject to the conditions of this Agreement, the STC Shareholders shall exchange all of their common shares of STC on a one for one basis for VBL common stock and (ii) all of the options and warrants to purchase common shares of STC, a schedule of which is attached hereto as

Schedule B, which are issued and outstanding shall be exchanged for options and warrants to purchase an equal number of common shares of VBL, subject to equivalent terms and conditions as set forth in each of the respective option agreements and warrant agreements to purchase common shares of STC.

         2.2 VBL represents that no outstanding options or warrants for its unissued shares exist, except options to purchase 250,000 common shares of VBL issued pursuant to the Share Purchase Agreement, dated May 16, 2002, by and among Ronald Shogren, Michael Butler, Philip G. Hinds, Viable Resources and Powerlink International Finance (the "Share Purchase Agreement").

         2.3 The stock transfer books of STC shall be closed on the Effective Date, and thereafter no transfers of the stock of STC shall be made. STC shall appoint an exchange agent ("Exchange Agent"), to accept surrender of the certificates representing the common shares of STC, and to deliver in exchange for such surrendered certificates, shares of common stock of VBL. The authorization of the Exchange Agent may be terminated by VBL after six months following the Effective Date. Upon termination of such authorization, any shares of STC and any funds held by the Exchange Agent for payment to STC shareholders pursuant to this Agreement shall be transferred to VBL or its designated agent who shall thereafter perform the obligations of the Exchange Agent. If outstanding certificates for shares of STC are not surrendered or the payment for them not claimed prior to such date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and other applicable law, become the property of VBL (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of STC shares for any amount paid to any governmental unit or agency having jurisdiction of such unclaimed item pursuant to the abandoned property or other applicable law of such jurisdiction.

         2.4 No fractional shares of VBL stock shall be issued as a result of the Agreement. Shares shall be rounded up to nearest whole share.

         2.5 Each of STC and VBL, as the case may be, shall be responsible for any transfer and similar taxes assessed or payable by each of them in connection with the sale and transfer of the STC Shares or the VBL Shares, as the case may be, and the transactions contemplated hereby.

                                   ARTICLE III

                           Representations, Warranties
                   and Covenants of Statmon Technologies Corp.

         No representations or warranties are made by any director, officer, employee or shareholder of STC as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the "STC Disclosure Statement"), if any. STC hereby represents, warrants and covenants to VBL except as stated in the STC Disclosure Statement, as follows:

         3.1 STC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Certificate of Incorporation and Bylaws of STC are complete and accurate, and the minute books of STC contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and board of directors of STC.

         3.2 The aggregate number of shares which STC is authorized to issue is 10,000,000 shares of common stock and 5,000,000 shares of preferred stock of which 7,575,000 shares of common stock are issued and outstanding.

         3.3 STC has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by STC will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of STC.

         3.5 The execution, delivery and performance of this Agreement has been duly authorized and approved by STC's Board of Directors.

         3.6 There are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the executive officers of STC, threatened against STC or affecting any of its assets or properties, and to the knowledge of STC's officers, STC is not in any material breach or violation of or default under any Contract or instrument to which STC is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by STC under any Contract or other instrument to which STC is a party or by which it or any of its properties may be bound or affected, or under its respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to STC.

         3.7 The representations and warranties of STC shall be true and correct as of the date hereof and as of the Closing Date.

         3.8 No representation or warranty by STC in this Agreement, the STC Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

         3.9 To the knowledge of the executive officers of STC, all trade names, inventions, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are used in the conduct of STC's business, whether registered or unregistered (collectively the "Proprietary Rights") are owned by STC. To the knowledge of the executive officers of STC, STC created or developed such Proprietary Rights and such Proprietary Rights are not subject to any restriction, lien, encumbrance, right, title or interest in others. All of the foregoing Proprietary Rights that are not in the public domain stand solely in the name of STC and not in the name of any shareholder, director, officer, agent, partner or employee or anyone else known to the executive officers of STC, and none of the same have any right, title, interest, restriction, lien or encumbrance therein or thereon or thereto. To the knowledge of the executive officers of STC, STC's ownership and use of the Proprietary Rights do not and will not infringe upon, conflict with or violate in any material respect any patent, copyright, trade secret or other lawful proprietary right of any other party, and no claim is pending or, to the knowledge of the executive officers of STC, threatened to the effect that the operations of STC infringe upon or conflict with the asserted rights of any other person under any of the Proprietary Rights, and to the knowledge of the executive officers of STC there is no reasonable basis for any such claim (whether or not pending or threatened). No claim is pending, or to the knowledge of the executive officers of STC, threatened to the effect that any such Proprietary Rights owned or licensed by STC, or which STC otherwise has the right to use, is invalid or unenforceable by STC.

         3.10 (i) STC has not received notice of any material violation of or investigation relating to any environmental or pollution law, regulation, or ordinance with respect to assets now or previously owned or operated by STC that has not been fully and finally resolved; (ii) to the knowledge of the executive officers of STC, all permits, licenses and other authorizations which are required under United States, federal, state, provincial and local laws with respect to pollution or protection of the environment ("Environmental Laws"), including Environmental Laws relating to actual or threatened emissions, discharges or releases of pollutants, contaminants or hazardous or toxic materials or wastes ("Pollutants") have been obtained; (iii) to the knowledge of the executive officers of STC, no conditions exist on, in or about the properties now or previously owned or operated by STC or any third-party properties to which any Pollutants generated by STC were sent or released that could give rise on the part of STC to material liability under any Environmental Laws, material claims by third parties under Environmental Laws or under common law or the occurrence of material costs to avoid any such liability or claim; and (iv) to the knowledge of the executive officers of STC, all operators of STC's assets are in material compliance with all terms and conditions of such Environmental Laws, permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, relating to STC's assets.

         3.11 STC has delivered to VBL financial statements of STC dated December 31, 2001. All such statements, herein sometimes called "STC Financial Statements," are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of STC for the periods indicated. All statements of STC will have been prepared in accordance with generally accepted accounting principles.

         3.12 Since the dates of the STC Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of STC. STC does not have any material liabilities or obligations, secured or unsecured except as shown on the updated financials of STC (whether accrued, absolute, contingent or otherwise).

                                   ARTICLE IV

                  Representations, Warranties and Covenants of
                    Viable Resources, Inc. and the Principals

         No representations or warranties are made by any director, officer, employee or shareholder of VBL as individuals, except as and to the extent stated in this Agreement or in a separate written statement (the "VBL Disclosure Statement"), if any.

         VBL and the Principals hereby represent, warrant and covenant to STC and its shareholders, except as stated in the VBL Disclosure Statement, as follows:

         4.1 VBL is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. VBL is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or operated by VBL or the nature of the business conducted by it makes such qualification necessary. The Articles of Incorporation and Bylaws of VBL, copies of which have been delivered to STC, are complete and accurate, and the minute books of VBL contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of VBL.

         4.2 The aggregate number of shares which VBL is authorized to issue is 100,000,000 shares of common stock with a par value of $.0001 per share, of which 23,040,300 shares of such common stock are issued and outstanding. All issued and outstanding shares of capital stock of VBL have been duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights. A copy of the current stockholder list is attached hereto as Schedule 4.2. VBL has, on the Closing Date, no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock, except options referred to in 2.2 above. No preferred stock of VBL is outstanding. All of such shares have been issued in compliance with all Federal and State securities laws. None of such issued and outstanding shares is the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

         4.3 (a) VBL has complete and unrestricted corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the VBL's Board of Directors, and, if necessary, the stockholders of VBL and no other corporate proceedings on the part of VBL are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

                  (b) This Agreement has been duly authorized, executed and delivered by VBL and constitutes the legal, valid and binding obligations of VBL, enforceable against it in accordance with its terms. The issuance, sale and delivery of the VBL Shares have been duly authorized by all required corporate action on the part of VBL. The VBL Shares when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and will be free and clear of all Liens.


         4.4. (a) Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by VBL will (i) conflict with or violate any law, regulation, court order, judgment or decree, (ii) violate or conflict with the Articles of Incorporation or By-Laws of VBL, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of any Contract, permit, license or franchise to which VBL is bound or affected, except for conflicts, violations, breaches or defaults which, in the aggregate, would not have a material adverse effect on VBL.

                  (b) The execution, delivery or performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, require any notice, report or other filing with any governmental authority, domestic or foreign, or require any waiver, consent, approval or authorization of any Person or any governmental or regulatory authority, domestic or foreign.


         4.5 (a) VBL has previously delivered to STC true and complete copies of its Form 8-A dated _________, Form 10-KSB for the fiscal year ended March 31, 2001 and its Forms 10-QSB for the quarters ended June 30, 2001, September 30, 2001 and December 31, 2001 (the "SEC Reports"), and all other documents (other than preliminary material) that VBL was required to file with the SEC since the effective date of its Form 8-A. Prior to the Closing Date, VBL will have furnished STC with true and complete copies of any additional SEC Reports required to be filed by VBL, if any, with the SEC prior to the Closing Date. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document.

                  (b) The financial statements of VBL, including the notes thereto, included in the SEC Reports, comply as to form in all material respects with applicable accounting requirements and with respect to the published regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of VBL at the dates thereof and for the periods to which they relate.

                  (c) Except and as to the extent reflected in the December 31, 2001 balance sheet of VBL included in its Form 10-QSB for the quarter ended December 31, 2001, VBL did not have any direct or indirect Liabilities, whether due or to become due, or arising out of transactions entered into, or any state of facts existing, on or prior to December 31, 2001 which would be required to be reflected on the December 31, 2001 balance sheet in accordance with GAAP.


         4.6 Since December 31, 2001, there have not been any material adverse changes in the business or condition, financial or otherwise, of VBL and nothing has occurred relative to the business or prospects of VBL which would have a material adverse effect on the future business of VBL. Except as set forth in VBL's financial statements, VBL has no direct or indirect liabilities, whether due or to become due, or arising out of transactions entered into, or any state of facts existing, on the date hereof.

         4.7 VBL has accurately prepared and filed all federal, state and other Tax returns required by law, domestic and foreign, to be filed by it, has paid all Taxes due or made provisions in its financial statements for the payment of all taxes not yet due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of VBL for all current taxes and other charges to which VBL is subject and which are not currently due and payable. All such Tax returns were true, correct and complete. None of the Tax returns described in the preceding sentence or otherwise filed by or on behalf of VBL contains or will contain a disclosure statement under Section 6661 of the Internal Revenue Code or any similar provision of state, local, foreign or other law. No Assets of VBL are subject to any Liens for Taxes. None of the Federal income Tax returns of VBL have been audited by the Internal Revenue Service or other foreign governmental tax agency. VBL has no knowledge of any additional assessments, adjustments or contingent Tax liability (whether federal or state) pending or threatened against VBL for any period, nor of any basis for any such assessment, adjustment or contingency. VBL has not take any action that could reasonably be expected to prevent the transactions contemplated under this Agreement from qualifying as a reorganization within the meaning of Code Section 368(a)(1)(B).

         4.8 No material investigation or review by any governmental entity or regulatory body, foreign or domestic, with respect to VBL is pending or, to the knowledge of VBL threatened against VBL, and no governmental entity or regulatory body has advised VBL of an intention to conduct the same. There are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of VBL, threatened against VBL or affecting any of its assets or properties, or which challenges the validity of this Agreement or any action taken or to be taken by VBL pursuant to this Agreement, and VBL is not in any material breach or violation of or default under any Contract or instrument to which VBL is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by VBL under any Contract or other instrument to which VBL is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to VBL. As of the date hereof, VBL is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or regulatory body relating to VBL which would have a material adverse effect on VBL.

         4.9 (a) VBL does not own any real property or lease any property which is material to the operation of its business, which would result in any material liability if the lease were terminated prior to the expiration of the term thereof or would interfere with the business of VBL if it was required to vacate such premises.

                  (b) VBL has good and marketable title to, or valid leasehold or license interests in, all other Assets used or held for use in the conduct of its business, including, without limitation, the assets reflected on the books and records or acquired after the date thereof (other than those which have been disposed of in the ordinary course of business since such date), free and clear of any Liens, Liens reflected on its books and records and Liens for Taxes not yet due and payable. All of the Assets owned or leased by VBL are in all material respects in good condition and repair, ordinary wear and tear excepted, and well maintained. There are no material capital expenditures currently contemplated or necessary to maintain the current business of VBL.

         4.10 No portion of the business of VBL is conducted by any Affiliate of VBL or any third party and all of the Assets necessary for the conduct of the business of VBL as presently conducted are owned by VBL. All such Assets are exclusively owned or leased and used by VBL and its customers.

         4.11 VBL has previously made available to STC access to true, correct and complete copies of all material Contracts to which VBL is a party. As to such Contracts, (i) there are no existing breaches or defaults by VBL thereunder or, to the knowledge of VBL, by the other parties to such Contracts; (ii) no event, act or omission has occurred or, as a result of the consummation of the transactions contemplated hereby, will occur which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default by VBL thereunder or give cause for termination thereof, provided that insofar as the foregoing representation involves the actions or omissions of parties other than VBL, it shall be limited to the knowledge of VBL; (iii) none of them will result in any loss to VBL upon completion or performance thereof; and (iv) none of the parties to Contracts have expressed an indication to VBL of their intention to cancel, renegotiate or exercise or not exercise any option under any such Contracts as a result of the transactions contemplated hereby.

         4.12 (a) VBL owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of VBL and as proposed to be conducted. VBL has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (b) To the best knowledge of VBL, VBL has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties and VBL has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation or violation (including any claim that either VBL must license or refrain from using any Intellectual Property rights of any third Person). To the knowledge of VBL, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any Person.

         4.13 (a) VBL has all licenses and permits which individually or in the aggregate are material to the conduct of the business of VBL or any of its employees by reason of such employee's activities on behalf of VBL under applicable law or by any federal, state, local or foreign governmental entity or regulatory body for the operation of the business of VBL, and all of such listed licenses and permits are in full force and effect as of the date hereof. VBL has not received notice and, to the knowledge of VBL, there is no reason to believe, that any appropriate authority intends to cancel or terminate any of such licenses or permits or that valid grounds for such cancellation or termination currently exist.

                  (b) VBL is not in violation or breach of any, and the business and operations of VBL comply in all material respects and are being conducted in accordance with, all governing laws, regulations and ordinances applicable thereto and VBL is not in violation of or in default under, any judgment, award, order, writ, injunction or decree of any court, arbitration tribunal, governmental entity or regulatory body.

         4.14 VBL and its respective predecessors have at all times complied with, and VBL is presently in compliance with, all environmental, health, and safety requirements required by applicable law.

         4.15 There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, VBL or their respective Affiliates who might be entitled to any fee or commission from VBL or STC or their respective Affiliates upon the consummation of the transactions contemplated hereby or thereafter.

         4.16 VBL shall not enter into or consummate any transactions prior to the Closing Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect its financial condition.

         4.17 The representations and warranties of VBL shall be true and correct as of the date hereof and as of the Closing Date.

         4.18 VBL corporate books and records are true records of its actions. VBL will also deliver to STC on or before the Closing Date any reports relating to the financial and business condition of VBL which occur after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         4.19 VBL does not maintain or contribute to, or is required to maintain or contribute to any Employee Benefit Plan. To the knowledge of VBL, VBL does not contribute to, ever has contributed to, or ever has been required to contribute to, any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan. VBL does not maintain or ever has maintained or contribute, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

         4.20 No representation or warranty by VBL in this Agreement, the VBL Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading. There is no material fact or condition which could have a material adverse effect on VBL which has not been set forth in this Agreement or described in the Schedules hereto.

         4.21 VBL agrees that all rights to indemnification now existing in favor of the employees, agents, directors or officers of STC and its subsidiaries, as provided in the Articles of Incorporation or Bylaws or otherwise in effect on the date hereof shall survive the transactions contemplated hereby in accordance with their terms, and VBL expressly assumes such indemnification obligations of STC.

         4.22 VBL has not conducted any business whatsoever since December 31, 1991.

                                    ARTICLE V

               Obligations of the Parties Pending the Closing Date

         5.1 From the date hereof to the Closing Date, each of STC and VBL, as the case may be, shall:

                  (i) conduct its business only in the ordinary course and in substantially the same manner as heretofore conducted;

                  (ii) maintain and keep its Assets in good repair, working order and condition, except for ordinary wear and tear;

                  (iii) use its best efforts to maintain and preserve its business organization intact, retain its present employees so that they will be available after the Closing Date, and maintain its relationships with its customers so that they will be preserved after the Closing Date; and

                  (iv) not take any action which would cause the representations and warranties set forth herein to be untrue or which would have a material adverse effect on the business of STC or VBL, as the case may be.

         5.2 Neither STC or VBL shall, and each shall direct and otherwise cause their respective officers, directors, partners, financial advisors, counsel, agents and Affiliates of such party not to, (i) directly or indirectly solicit, encourage or facilitate (including by way of furnishing any non-public information concerning STC or VBL, as the case may be) the submission of proposals or offers from any Person other than STC and VBL relating to any acquisition or purchase of all or a material part of the stock or assets of, or any merger, consolidation or business combination with, STC or VBL, as the case may be (an "Acquisition Proposal"), or (ii) participate in any discussions or negotiations regarding, or furnish any non-public information to any Person other than the other parties hereto in connection with, any Acquisition Proposal by any Person other than STC, VBL or their respective Affiliates, as the case may be.

         5.3 At all times prior to the Closing Date during regular business hours, each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information. The recipient of such information shall at all times protect such information from disclosure, other than disclosure required by rule, regulation, or law, other than to members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made,
(b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

         5.4 Subject to the terms and conditions herein provided, each party hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, including making all required submissions or filings with governmental entities and regulatory bodies, to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto or their officers, directors or representatives shall take all such necessary action. Each party hereto shall execute any additional instruments necessary to consummate the transactions contemplated hereby.

         5.5 Each party hereto shall use their best efforts to obtain, at its expense, all consents, approvals and waivers of third Persons or governmental entities or regulatory bodies required to consummate the transactions contemplated hereby.

         5.6 Each of the parties hereto will consult with one another before issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby and shall not, except as may be required by law or any listing agreements with any national securities exchange, issue any such press release or make any such public statement without the approval of one another.

         5.7 From the date hereof until the Closing Date, each of the parties shall use their respective best efforts to conduct such parties' affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Sections III and IV shall continue to be true and correct on and as of the Closing Date as if made on the Closing Date and the parties shall promptly notify the others of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach such party of any of such representations and warranties.

         5.8 Whether or not the transactions contemplated hereby are consummated, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be the obligation of the party incurring such expenses.

         5.9 Prior to the Closing Date, VBL shall effect a 1 for 16 reverse split of its issued and outstanding capital stock.

         5.10 On or prior to the Closing Date, the Share Purchase Agreement shall have been executed and the transactions contemplated thereby shall have been consummated.

         5.11 Immediately prior to the Closing Date, the capitalization of VBL, on a fully diluted basis, shall be as set forth in Schedule 5.11.

         5.12 On or before the Closing Date, either STC or VBL shall have entered into a Stock Purchase and Option Agreement pursuant to which it will receive aggregate gross proceeds of $2,000,000.

                                   ARTICLE VI

                             Procedure For Exchange

         6.1 At the Closing Date, the exchange shall be effected as set forth in Nevada Laws with common stock certificates of VBL being exchanged for STC common stock certificates as and when submitted to the transfer agent.


                                   ARTICLE VII

                           Conditions Precedent to the
                               Performance of VBL

         The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

         7.1 The representations and warranties of STC in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, and STC shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the STC.

         7.2 STC shall have delivered to VBL a certificate of the Secretary of STC, certifying to the resolutions of the Board of Directors of STC authorizing the transactions contemplated hereby and certifying that such resolutions have not been revoked, suspended or amended and remain in full force and effect. VBL shall have received all documents it may reasonably request relating to the existence of STC and the authority of STC to enter into this Agreement and to consummate the transactions contemplated hereby.

         7.3 There shall not have been, and on the Closing Date there shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), Assets, Liabilities, results of operations, business or prospects of STC, and VBL shall have received a certificate of the President of STC to the foregoing effect.

         7.4 VBL and STC shall have obtained all approvals, authorizations and consents required to consummate the transactions contemplated hereby upon terms and subject to conditions satisfactory to VBL in its sole discretion and they shall be in full force and effect. VBL shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations and consents.

         7.5 There shall be no effective injunction, writ or preliminary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided or which is reasonably likely to have any material adverse effect of the condition (financial or otherwise), Assets, Liabilities, results of operations, business or prospects of STC, taken as a whole.

                                  ARTICLE VIII

                           Conditions Precedent to the
                               Performance of STC

         The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

         8.1 The representations and warranties of VBL contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as at the Closing Date with the same force and effect as if made on and as of the Closing Date, and VBL shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date. STC shall have received a certificate of the President of VBL to the foregoing effect.

         8.2 VBL shall have delivered to STC a certificate of the Secretary of VBL certifying to the resolutions of the Board of Directors of VBL authorizing the transactions contemplated hereby and certifying that such resolutions have not been revoked, suspended or amended and remain in full force and effect. STC shall have received all other documents it may reasonably request prior to May 14, 2002 relating to the existence of VBL and the authority of VBL to enter into this Agreement and to consummate the transactions contemplated hereby.

         8.3 VBL shall have received (i) the resignations of all officers of VBL, effective as of the Closing Date and (ii) the resignations of all directors of VBL, effective after compliance with Section 14(f) of the Securities and Exchange Act of 1934.

         8.4 Geoffrey P. Talbot, Peter J. Upfold, Robert B. Fields and Leonard Silverman shall have been appointed to serve on the Board of Directors of VBL.

         8.5 VBL shall have received releases from each of its directors and officers from all claims which such directors and officers may have against VBL as of the Closing Date.

         8.6 All approvals, authorizations and consents required by VBL to consummate the transactions contemplated hereby shall have been obtained on terms and conditions satisfactory to STC in its sole discretion and shall be in full force and effect, and STC shall have been furnished with appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of such approvals, authorizations and consents.

         8.7 There shall be no effective injunction, writ or preliminary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

         8.8 VBL shall have complied with Section 14(f) of the Securities and Exchange Act of 1934.
                                   ARTICLE IX

                           Termination and Abandonment

         9.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to the Closing Date:

         (a)      By mutual written consent of STC and VBL;

         (b) by STC, on the one hand, or VBL, on the other hand, as the case may be, if the Closing shall not have occurred on or before June 30, 2002 so long as the party terminating this Agreement pursuant to this Article 9.1 has not made any material misrepresentation or materially breached a covenant, agreement or warranty contained herein;

         (c) by VBL, on the one hand, or STC, on the other hand, if (i) the transactions contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or governmental entity or regulatory body having competent jurisdiction or (ii) there shall be a statute, rule or regulation which makes the transactions contemplated hereby illegal or otherwise prohibited; or

         (d) by STC, on the one hand, and VBL on the other hand, in the event the other makes a material misrepresentation or breaches a covenant, agreement or warranty set forth in this Agreement, but such non-misrepresenting or non-breaching party's election to terminate shall not limit, waive or prejudice such party's remedies at law or in equity.

         In the event this Agreement is terminated as provided in Article 9.1(a), (b) or (c), this Agreement shall become void and of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that Articles 4.15, 5.2, 5.3, 5.6 and 5.8 shall survive and continue in full force and effect notwithstanding termination.


         9.2 This Agreement may be amended by action taken by the parties hereto by an instrument in writing.

         9.3 At any time prior to the Closing Date, STC and VBL may (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or thereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

                                    ARTICLE X

                        Termination of Representation and
                        Warranties and Certain Agreements

         10.1 All statements contained herein or in any certificate, schedule or other document delivered pursuant hereto shall be deemed representations and warranties by the party delivering the same. The respective representations and warranties of the parties hereto shall expire with, and be terminated and extinguished four years after the Effective Date of the Agreement (except that representations relating to Taxes shall not expire until the expiration of the applicable statute of limitations); provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms. All representations and warranties contained in this Agreement and in the disclosure schedules or in any certificates or other documents delivered pursuant hereto shall not be deemed to be waived or otherwise affected by any prior knowledge of, or any investigation made by or on behalf of, any party hereto.

                                   ARTICLE XI

                                 Indemnification

         11.1 STC hereby agrees to indemnify and hold harmless VBL and their respective Affiliates from and against any Liabilities, damages, losses, claims, Liens, costs or expenses (including reasonable attorneys' fees) of any nature (any or all of the foregoing are herein referred to as "Loss") insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Closing Date, arises out of or is based upon any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by STC in this Agreement or in any certificate, Schedule, document or Exhibit referenced hereby or attached hereto.

         11.2 VBL hereby agrees to indemnify and hold harmless STC from and against any Liabilities, damages, losses, claims, Liens, costs or expenses (including reasonable attorneys' fees) of any nature insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Closing Date, arises out of or is based upon any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by VBL in this Agreement or in any certificate, Schedule, document or Exhibit referenced hereby or attached hereto.


                                   ARTICLE XII

                                  Miscellaneous

         12.1 This Agreement, together with all Schedules and Exhibits, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or between any of them with respect to the subject matter hereof. All references to Articles, Exhibits and Schedules shall be deemed references to such parts of this Agreement unless the text requires otherwise. This Agreement shall not be assigned by operation of law or otherwise.

         12.2 All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made as of the date delivered or mailed if delivered in person, by telecopy, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  if to VBL:

                  with a copy to:

                           [------------------]
                           [------------------]
                           [------------------]
                           [------------------]
                           Fax:
                           Attn:

                  if to STC:

                           Statmon Technologies Corp.
                           345  North Maple Drive
                           Suite #120
                           Beverly Hills, CA  90210
                           Fax:     (310)801-8622
                           Attn:

                  with a copy to:

                           Piper Rudnick LLP
                           1251 Avenue of the Americas
                           New York, New York 10020
                           Fax:     (212) 835-6001
                           Attn:    Paul J. Pollock, Esq.

or to such other address as the Person to whom notices is given may have previously furnished to the others in writing in the manner set forth above.

         12.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to applicable principles of conflicts of laws thereof.

         12.4 This Agreement shall be binding upon and inure solely to the benefit of each party hereto, its successors and assigns.

         12.5 This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         12.6 Irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with the terms hereof, and the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         12.7 The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

         12.8 The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and the terms thereof shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         12.9 The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         12.10 STC hereby agrees, as an inducement to VBL to enter into this agreement, to the prior adoption of a "poison pill" resolution by the Board of Directors of VBL and which shall be a continuing covenant surviving the closing under this Agreement, providing for a two year period within which no actions will be taken by VBL or its shareholders which would reduce the number of outstanding shares of common stock, whether by reverse split, consolidation, reorganization, merger or otherwise, of VBL or any successor company (which shall be known as the "no-reverse covenant") except that this shall not apply to a proposed one for 16 reverse split of the issued and outstanding shares to be effectuated concurrent with the consummation of the transactions contemplated hereunder; provided, however, that if (i) there is any material misrepresentation by VBL or the Principals in either the Share Purchase Agreement or the Reorganization Agreement or (ii) VBL or the Principals materially breach any provision of either the Share Purchase Agreement or the Reorganization Agreement, then this Section 12.10 will immediately be deemed to be null and void. In the event that the "no-reverse covenant" is breached, the resolution and this covenant shall provide that it shall trigger a grant by VBL of an immediate mandatory dividend to each shareholder as of January 31, 2002, for each share owned after the reverse split, consolidation, merger, or reduction of outstanding shares of a number of shares inversely proportional to the amount of the reverse split, except that shares subsequently retired to treasury or cancelled of record shall be excluded from the dividend.

                                  ARTICLE XIII

                                   DEFINITIONS

         When used herein, the following terms shall have the meanings set forth below:

         "Affiliate" means, with respect to any given Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Assets" means all properties, assets, Contracts, business, goodwill and rights of a Person as a going concern, of every kind, nature, character and description, tangible and intangible, wherever located and whether or not carried or reflected on the books and records of a Person on the Closing Date.

         "Contract" means any contract, agreement, lease, license, arrangement, commitment, sales order, purchase order or any claim or right or any benefit or obligation arising thereunder or resulting therefrom and currently in effect, whether oral or written.

         "Dollars" and "$" means dollars in lawful currency of the United States of America.

         "Employee Benefit Plan" means any (i) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (iv) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

         "GAAP" shall mean generally accepted accounting principles in the United States as of the date of this Agreement consistently applied.

         "Intellectual Property" means any and all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) copyrightable works, whether or not registered, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) mask works and all applications, registrations, and renewals in connection therewith, (v) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, blueprints, sketches, storyboards, models, engineering drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) computer software (including data and related documentation),
(vii) other proprietary rights and Know-how, (viii) copies and tangible embodiments thereof (in whatever form or medium) and (ix) licenses and sublicenses granted and obtained with respect thereto, and rights thereunder.

         "Know-how" means any and all technical knowledge, proprietary rights, patented or unpatented inventions, trade secrets, analytical methodology, processes, data and all other information or experience possessed by, as the case may be, VBL or STC, or which VBL or STC have the right to use.

         "Liabilities" means any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise.

         "Lien" means any mortgage, lien, pledge, charge, security interest, license, lease, claim, restriction, option, conditional sale or installment Contract or encumbrance of any kind.

         "Person" shall include an individual, a partnership, a corporation, a limited liability company or a division or business unit thereof, a trust, an unincorporated organization, a government or any department or agency thereof and any other entity.

         "Securities Act" shall mean the United States Securities Act of 1933, as amended.

         "Taxes" shall mean all federal, state, local and foreign income, profits, premium, franchise, gross receipts, environmental, customs, duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or governmental levies of any nature whatsoever, together with interest, penalties and additions.

         "Tax Return" shall mean all returns and reports required to be supplied to a Tax authority relating to Taxes.

         IN WITNESS WHEREOF, the parties have set their hands and seals this 16th day of May, 2002.

                                            VIABLE RESOURCES, INC.


                                            By:
                                                --------------------------------
                                                     President

                                            Attest:________________________
                                                     Secretary

                                            ---------------------------
                                            RONALD SHOGREN

                                            ---------------------------
                                            MICHAEL BUTLER

                                            ---------------------------
                                            PHILIP G. HINDS


                                            STATMON TECHNOLOGIES CORP.


                                            By:
                                              ----------------------------------
                                                     President

                                            Attest: ________________________
                                                     Secretary

STATMON TECHNOLOGIES CORP. SHAREHOLDERS

---------------------------                 ---------------------------
Robert Fields                               Richard Fleming

---------------------------                 ---------------------------
John Hoff                                   Michael Hurst

---------------------------                 ---------------------------
Chad Kalebic                                Jason Netter

---------------------------                 ---------------------------
Vernon Oberholtzer                          Leonard Silverman

---------------------------                 ---------------------------
Heiko Thieme                                Peter Upfold

Global Opportunity Fund                     Delphinian Quest Advisors, LLC

By:_________________________                By:________________________
      Name:                                       Name:
      Title                                       Title:


Geoffrey Talbot/PB Talbot Trust et al.      Thieme Consulting

By:_________________________                By:________________________
      Name:                                        Name:
      Title                                        Title:


Venivest

By:_________________________
      Name:
      Title